UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation		Identification No.)

660 Beta Drive
Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
ITEM 9.01 EXHIBIT
SIGNATURES
Exhibit Index
EX-99.1

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On April 28, 2008 at the 2008 Annual Meeting of Shareholders of Preformed Line Products Company (the “Company”), the Company’s shareholders approved the Preformed Line Products Company Long Term Incentive Plan of 2008 (the “Plan”) which had been previously approved by the Board of Directors upon recommendation by the Compensation Committee. Under the Plan, certain employees officers, and directors will be eligible to receive awards of options and restricted shares. The total number of Company Common Shares reserved and available for awards under the Plan is 400,000. The Company believes that the Plan, by permitting awards of equity-based incentives, will help the Company achieve the Company’s goal of promoting its long-term growth and profitability by enabling the Company to attract, retain and reward key employees and therefore align the interests of those employees with those of the Company’s shareholders. A description of the Plan is set forth in the Company’s 2008 Proxy Statement filed with the Securities Exchange Commission on March 18, 2008 under the caption “Proposal: Adoption of the Preformed Line Products Company Long Term Incentive Plan of 2008.” A copy of the full text of the Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is also included as Exhibit A to the 2008 Proxy Statement.
ITEM 9.01 EXHIBIT
99.1 Preformed Line Products Company Long Term Incentive Plan of 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline S. Vaccariello
Caroline S. Vaccariello,
General Counsel & Corporate Secretary

DATED: May 1, 2008

Exhibit Index
99.1	Preformed Line Products Company Long Term Incentive Plan of 2008